EXHIBIT 99.1
Selected Financial Data
Explanatory Note
During the first quarter of 2018, Vector Group Ltd. (the “Company”) adopted Accounting Standards Updates (“ASU”) ASU 2017-07, Compensation-Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (“ASU 2017-07”). ASU 2017-07 provides guidance that requires an employer to report the service cost component separate from the other components of net benefit pension costs. The Company adopted ASU 2017-07 during the first quarter of 2018 using a retrospective adoption method. Other than the revised statement of operations presentation, the adoption of ASU 2017-07 did not have a material impact on the Company’s condensed consolidated financial statements.
The following table sets forth our summary condensed consolidated financial data for the periods presented below and our earnings per share as adjusted for the ASU described above. The summary condensed consolidated financial data as of December 31, 2017 have been derived from our audited condensed consolidated financial statements. Our audited condensed consolidated financial statements include only normal and recurring adjustments, necessary to state fairly the data included therein.
Our historical results are not necessarily indicative of the results of operations for future periods. You should read the following summary condensed consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the period ended March 31, 2018 and our Annual Report on Form 10-K for the period ended December 31,2017.

	As Previously Reported	Adoption of ASU 2017-07	As Revised

Statement of Operations Data:
	Year ended December 31, 2017
Operating income (1)	$233,688	$1,958	$235,646
Other, net	7,022	(1,958)	5,064
Net income attributed to Vector Group Ltd.	84,572	—	84,572
	Year ended December 31, 2016
Operating income (1)	232,997	1,508	234,505
Other, net	4,732	(1,508)	3,224
Net income attributed to Vector Group Ltd.	71,127	—	71,127
	Year ended December 31, 2015
Operating income (1)	199,920	6,016	205,936
Other, net	6,409	(6,016)	393
Net income attributed to Vector Group Ltd.	59,198	—	59,198
	Year ended December 31, 2014
Operating income (1)	212,438	(877)	211,561
Other, net	9,396	877	10,273
Net income attributed to Vector Group Ltd.	36,856	—	36,856
	Year ended December 31, 2013
Operating income (1)	111,186	119	111,305
Other, net	4,573	(119)	4,454
Net income attributed to Vector Group Ltd. (2)	$37,300	$—	$37,300

______________________________

(1)
Operating income includes $2,721 $4,364, $1,419 and $11,823 of income from MSA Settlements for the years ended December 31, 2017, 2015, 2014, and 2013, respectively and $247 of expense from MSA Settlements for the year ended December 31, 2016; and $6,591, $20,000, $20,072, $2,475 and $88,106 of litigation judgment and settlement expense for the years ended December 31, 2017, 2016, 2015, 2014, and 2013, respectively; and $41 and $1,819 of restructuring charges for the years ended December 31, 2016 and 2015, respectively; and $1,607 of pension settlement expense for the year ended December 31, 2015 prior to the Adoption of ASU 2017-07.

(2)
Net income attributed to Vector Group Ltd. includes a gain of $36,140, net of taxes, to account for the difference between the carrying value and the fair value of the previously held 50% interest in Douglas Elliman.

	As Previously Reported	Adoption of ASU 2017-07	As Revised

Statement of Operations Data:
	Three months December 31, 2017
Operating income (1)	$47,714	$490	$48,204
Other, net	2,204	(490)	1,714
Net income attributed to Vector Group Ltd.	42,724	—	42,724
	Three months September 30, 2017
Operating income (1)	59,233	490	59,723
Other, net	1,821	(490)	1,331
Net income attributed to Vector Group Ltd.	19,264	—	19,264
	Three months June 30, 2017
Operating income (1)	73,810	490	74,300
Other, net	1,338	(490)	848
Net income attributed to Vector Group Ltd.	26,811	—	26,811
	Three months March 31, 2017
Operating income (1)	52,931	490	53,421
Other, net	1,659	(490)	1,169
Net income attributed to Vector Group Ltd.	(4,227)	—	(4,227)
______________________________

(1)
Operating income includes $0, $1,836, $0, $895 of income from MSA Settlement for the three months ended December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively, and $800, $4,104, $102, and $1,585 of litigation judgment expense for the three months ended December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

ITEM 6.	SELECTED FINANCIAL DATA (AS REVISED)

	Year Ended December 31,
	2017	2016	2015	2014	2013
	(dollars in thousands, except per share amounts)
Statement of Operations Data:
Revenues (1)	$1,807,476	$1,690,949	$1,657,197	$1,591,315	$1,079,921
Operating income (3)	$235,646	$234,505	$205,936	$211,561	$111,305
Net income attributed to Vector Group Ltd.	$84,572	$71,127	$59,198	$36,856	$37,300	(4)
Per basic common share (2):
Net income applicable to common shares attributed to Vector Group Ltd.	$0.59	$0.53	$0.44	$0.30	$0.33
Per diluted common share (2):
Net income applicable to common shares attributed to Vector Group Ltd.	$0.59	$0.53	$0.44	$0.30	$0.33
Cash distributions declared per common share (2)	$1.54	$1.47	$1.40	$1.33	$1.27
Balance Sheet Data:
Current assets	$613,709	$705,463	$583,739	$751,397	$484,388
Total assets	$1,328,278	$1,404,035	$1,280,615	$1,389,042	$1,089,965
Current liabilities	$204,639	$196,148	$216,292	$212,424	$359,376
Notes payable, embedded derivatives, long-term debt and other obligations, less current portion	$1,270,657	$1,245,275	$1,000,150	$995,001	$607,872
Non-current employee benefits, deferred income taxes and other long-term liabilities	$184,742	$215,884	$186,334	$202,297	$173,322
Stockholders’ deficiency	$(331,760)	$(253,272)	$(122,161)	$(20,680)	$(50,605)
_____________________________

(1)	Revenues include federal excise taxes of $460,561, $425,980, $439,647, $446,086 and $456,703, respectively.

(2)	Per share computations include the impact of 5% stock dividends on September 28, 2017, September 29, 2016, September 29, 2015, September 26, 2014, and September 27, 2013.

(3)
Operating income includes $2,721 $4,364, $1,419 and $11,823 of income from MSA Settlements for the years ended December 31, 2017, 2015, 2014, and 2013, respectively and $247 of expense from MSA Settlements for the year ended December 31, 2016; and $6,591, $20,000, $20,072, $2,475 and $88,106 of litigation judgment and settlement expense for the years ended December 31, 2017, 2016, 2015, 2014, and 2013, respectively; and $41 and $1,819 of restructuring charges for the years ended December 31, 2016 and 2015, respectively.

(4)
Net income attributed to Vector Group Ltd. includes a gain of $36,140, net of taxes, to account for the difference between the carrying value and the fair value of the previously held 50% interest in Douglas Elliman.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (AS REVISED)

Explanatory Note

During the first quarter of 2018, the Company adopted ASU 2017-07. ASU 2017-07 provides guidance that requires an employer to report the service cost component separate from the other components of net benefit pension costs. The Company adopted ASU 2017-07 during the first quarter of 2018 using a retrospective adoption method. Other than the revised statement of operations presentation, the adoption of ASU 2017-07 did not have a material impact on the Company’s condensed consolidated financial statements. The Company has revised its MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS to reflect the adoption of this ASU.

Results of Operations
The following discussion provides an assessment of our results of operations, capital resources and liquidity and should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this report. The consolidated financial statements include the accounts of Liggett, Vector Tobacco, Liggett Vector Brands, New Valley, Zoom and other less significant subsidiaries.
Our business segments were Tobacco, E-Cigarettes and Real Estate for the three years ended December 31, 2017, 2016 and 2015. The Tobacco segment consists of the manufacture and sale of cigarettes. The E-Cigarettes segment includes the operations of Zoom. The Real Estate segment includes our investment in New Valley, which includes Douglas Elliman, Escena, Sagaponack, and investments in real estate ventures.
The accounting policies of the segments are the same as those described in the summary of significant accounting policies and can be found in Note 1 to our consolidated financial statements.

	Year Ended December 31,
	2017		2016		2015
	(Dollars in thousands)
Revenues:
Tobacco	$1,080,950		$1,011,620		$1,017,761
E-Cigarettes	(838)		(776)		(1,970)
Real Estate	727,364		680,105		641,406
Total revenues	$1,807,476		$1,690,949		$1,657,197

Operating income (loss):
Tobacco	$240,398	(1)	$237,524	(2)	$214,131	(3)
E-Cigarettes	(888)		(1,403)		(13,037)
Real Estate	21,439		23,001		24,087
Corporate and Other	(25,303)		(24,617)		(19,245)
Total operating income	$235,646		$234,505		$205,936
_____________________________

(1)	Operating income includes $2,721 of income from MSA Settlement, and $6,591 of litigation settlement and judgment expense.

(2)	Operating income includes $247 of expense from MSA Settlement, $20,000 of litigation settlement and judgment expense, and $41 of restructuring expense.

(3)	Operating income includes $4,364 of income from MSA Settlement, $20,072 of litigation judgment expense, and $7,257 of restructuring expense.
2017 Compared to 2016

Revenues. Total revenues were $1,807,476 for the year ended December 31, 2017 compared to $1,690,949 for the year ended December 31, 2016. The $116,527 (6.9%) increase in revenues was due to a $69,330 increase in Tobacco revenues due primarily to the increase in EAGLE 20’s sales and a $47,259 increase in Real Estate revenues, primarily related to increases in Douglas Elliman’s brokerage revenues.
Cost of sales. Total cost of sales was $1,228,046 for the year ended December 31, 2017 compared to $1,097,344 for the year ended December 31, 2016. The $130,702 (11.9%) increase in cost of sales was due to a $78,337 increase in Tobacco cost of sales related to increased MSA expense due to higher sales volume, offset by lower per unit manufacturing expense and a $52,449 increase in Real Estate cost of sales, which was primarily related to Douglas Elliman’s increased commissions.

Expenses. Operating, selling, general and administrative expenses were $337,193 for the year ended December 31, 2017 compared to $339,059 for the year ended December 31, 2016. The $1,866 (0.6%) decline in operating, selling and administrative expenses is due to a $3,628 decline in Real Estate operating, selling and administrative expenses primarily at Douglas Elliman and a $493 decline in E-Cigarette expenses. This was offset by an $686 increase in Corporate and Other expenses and a $1,569 increase in Tobacco expenses.
Operating income. Operating income was $235,646 for the year ended December 31, 2017 compared to $234,505 for the year ended December 31, 2016, an increase of $1,141 (0.5%). Tobacco operating income increased by $2,874 and E-cigarettes operating loss declined by $515. This was offset by a $1,562 decline in Real Estate operating income, primarily related to Douglas Elliman, and an $686 increase in Corporate and Other expenses.
Other expenses. Other expenses were $146,478 and $108,076 for the years ended December 31, 2017 and 2016, respectively. For the year ended December 31, 2017, other expenses primarily consisted of interest expense of $173,685, loss on extinguishment of debt of $34,110, impairment of investment securities available for sale of $465 and equity in losses from investments of $765. This was offset by income of $35,919 from changes in fair value of derivatives embedded within convertible debt, equity in earnings from real estate ventures of $21,395, other income of $5,064 and gain on sale of investment securities available for sale of $169. For the year ended December 31, 2016, other expenses primarily consisted of interest expense of $142,982, impairment of investment securities available for sale of $5,381 and equity in losses from long-term investments of $2,754. This was offset by income of $31,710 from changes in fair value of derivatives embedded within convertible debt, equity in earnings from real estate ventures of $5,200, other income of $3,224 and gain on sale of investment securities available for sale of $2,907.
The value of the embedded derivatives is contingent on changes in interest rates of debt instruments maturing over the duration of the convertible debt, our stock price as well as projections of future cash and stock dividends over the term of the debt. The interest rate component of the value of the embedded derivative is computed by calculating an equivalent non-convertible, unsecured and subordinated borrowing cost. This rate is determined by calculating the implied rate on each of the two series of our Convertible Notes after removing the embedded option value within the convertible security. This rate is based upon market observable inputs and influenced by our stock price, convertible bond trading price, risk-free interest rates and stock volatility. We recognized benefits from reductions in the value of embedded derivatives of $35,919 and $31,710 for the years ended December 31, 2017 and 2016, respectively. The increase in income was primarily due to the the amortization of the 2017 interest payments associated with the derivative liability as well as higher interest rates December 31, 2017.
Income before provision for income taxes. Income before income taxes was $89,168 and $126,429 for the years ended December 31, 2017, and 2016, respectively. The decline was primarily attributable to increased interest expense, which was primarily due to increased non-cash interest expense related to the amortization debt discount, and a loss on extinguishment of our 7.75% Senior Secured Notes due 2021 and was offset by increased income from real estate ventures due to the monetization of the 10 Madison West project.
Income tax expense. Income tax benefit was $1,582 for the year ended December 31, 2017 compared to income tax expense of $49,163 for the year ended December 31, 2016. Included in our income tax benefit for the year ended December 31, 2017 is the remeasurement of certain deferred income tax assets and liabilities as a result of the Tax Act, which resulted in a one-time deferred benefit of $28,845. In addition, our income tax rates for the years ended December 31, 2017 and 2016 do not bear a customary relationship to statutory income tax rates as a result of the impact of nondeductible expenses as well as state income taxes, interest and penalties accrued on unrecognized tax benefits offset by the impact of the domestic production activities deduction.
Tobacco.
Tobacco revenues. Liggett increased the list price of PYRAMID, LIGGETT SELECT, EVE and GRAND PRIX by $0.70 per carton in May 2016, $0.80 per carton in each of November 2016 and March 2017, and $1.00 in September 2017. Liggett increased the list price of EAGLE 20’s by $1.00 per carton in each of December 2016 and in November 2017.
All of our Tobacco sales were in the discount category in 2017 and 2016. For the year ended December 31, 2017, Tobacco revenues were $1,080,950 compared to $1,011,620 for the year ended December 31, 2016. Revenues for 2017 increased by $69,330 (6.9%) due to an 8.1% increase in sales volume of $82,081 (686.7 million units), offset by an unfavorable price variance of $12,751.

Tobacco cost of sales. The major components of our Tobacco cost of sales were as follows:

	Year Ended December 31,
	2017		2016

Manufacturing overhead, raw materials and labor	$122,562		$116,713
Federal excise taxes	460,561		425,980
FDA expense	21,011		19,252
MSA expense, net of market share exemption	146,634	(1)	110,486	(2)
Total cost of sales	$750,768		$672,431

(1) Includes $2,721 reduction in expense from MSA Settlement.

(2)	Includes $247 increase in expense from MSA Settlement.
Tobacco gross profit was $330,182 for the year ended December 31, 2017 compared to $339,189 for the year ended December 31, 2016. The $9,007 (2.7%) decline was due to increased MSA expense and higher per unit promotional spending in 2017 which was associated with the increased unit sales of Eagle 20’s. As a percentage of revenues (excluding Federal Excise Taxes), Tobacco gross profit was 53.2% in the 2017 period and 57.9% in the 2016 period.
Tobacco expenses. Tobacco operating, selling, general and administrative expenses were $83,193 for the year ended December 31, 2017 compared to $81,624 for the year ended December 31, 2016. Tobacco product liability legal expenses, including settlements and judgments, were $12,809 and $26,611 for the years ended December 31, 2017 and 2016. In December 2016, the Company entered into a settlement of 124 Engle progeny plaintiffs resulting in a charge of $17,650.
Tobacco operating income. Tobacco operating income was $240,398 for the year ended December 31, 2017 compared to $237,524 for the year ended December 31, 2016. The Tobacco operating income increase of $2,874 was primarily due to the lower product liability settlement expenses discussed above offset by lower gross profit margins.
E-Cigarettes.
E-Cigarettes revenues. E-Cigarettes had negative revenues of $838 for the year ended December 31, 2017 compared to negative revenues of $776 for the year ended December 31, 2016. The negative revenues for the year ended December 31, 2017 were the result of an increase in the estimated allowance for the return of products sold in prior years.
E-Cigarettes cost of sales. There was no E-cigarette cost of sales for the year ended December 31, 2017 compared to $84 for the year ended December 31, 2016.
E-Cigarettes expenses. E-Cigarettes operating, selling, general and administrative expenses were $50 and $543 for the years ended December 31, 2017 and 2016, respectively. Operating losses from E-Cigarettes were $888 and $1,403 for the years ended December 31, 2017 and 2016, respectively.
Real Estate.
Real Estate revenues. Real Estate revenues were $727,364 and $680,105 for the years ended December 31, 2017 and 2016, respectively. Real Estate revenues increased by $47,259 (6.9%), which was primarily related to an increase of $44,103 in Douglas Elliman’s commission and other brokerage income. This increase in commission and other brokerage income was related to increased commission and other brokerage income from Douglas Elliman’s existing-home sales and was offset by lower revenues generated from Douglas Elliman’s development marketing division.

Real Estate revenues and cost of sales were as follows:

	Year Ended December 31,
	2017	2016
Real Estate Revenues:
Commission and other brokerage income	$685,154	$641,051
Property management income	31,924	29,883
Title fees	5,265	4,324
Sales on facilities primarily from Escena	5,021	4,844
Other	—	3
Total real estate revenues	$727,364	$680,105

Real Estate Cost of Sales:
Real estate agent commissions	$472,753	$420,317
Cost of sales on facilities primarily from Escena	3,882	3,833
Title fees	643	679
Total real estate cost of sales	$477,278	$424,829
Brokerage cost of sales. Douglas Elliman real estate agent commissions increased by $52,436 due primarily to an increase in sales volume as well as an increase in the proportion of sales to markets with higher commission percentages and a lower percentage of commission revenues generated from the development marketing division, which generally pays lower commission rates than the existing-home resale market, in 2017.
Real Estate expenses. Real Estate operating, selling, general and administrative expenses were $228,647 and $232,275 for the years ended December 31, 2017 and 2016, respectively. The decline of $3,628 was primarily due to lower expenses associated with Douglas Elliman’s expansion, promotional expenses associated with Douglas Elliman’s development marketing division and Douglas Elliman’s property management division.
Real Estate operating income. The Real Estate segment had operating income of $21,439 and $23,001 for the years ended December 31, 2017 and 2016, respectively. The decline in operating income of $1,562 was primarily related to decreased gross margin, which was associated with higher commission payments at Douglas Elliman.
Corporate and other.
Corporate and other loss. The operating loss at the corporate segment was $25,303 for the year ended December 31, 2017 compared to $24,617 for the same period in 2016. The increase of $686 was primarily due to increased stock-based compensation expense for the year ended December 31, 2017.
2016 Compared to 2015
Revenues. Total revenues were $1,690,949 for the year ended December 31, 2016 compared to $1,657,197 for the year ended December 31, 2015. The $33,752 (2.0%) increase in revenues was due to a $38,699 increase in Real Estate revenues, primarily related to increases in Douglas Elliman’s commissions, and a $1,194 decline in E-Cigarettes negative revenues, associated with an adjustment to the allowance for customer sales returns, offset by a $6,141 decline in Tobacco revenues.
Cost of sales. Total cost of sales was $1,097,344 for the year ended December 31, 2016 compared to $1,109,727 for the year ended December 31, 2015. The $12,383 (1.1%) decline in cost of sales was due to a $25,469 decline in Tobacco cost of sales due to lower sales volume and lower per unit manufacturing and MSA expense and a $1,456 decline in E-Cigarettes cost of sales due to lower sales volume, offset by a $14,542 increase in Real Estate cost of sales, primarily related to an increase in Douglas Elliman’s commissions expense.
Expenses. Operating, selling, general and administrative expenses were $339,059 for the year ended December 31, 2016 compared to $314,205 for the year ended December 31, 2015. The $24,854 (7.3%) increase in operating, selling and administrative expenses is due to a $25,243 increase in Real Estate operating, selling and administrative expenses, primarily related to the Douglas Elliman brokerage expenses, a $3,223 increase in Tobacco expenses and a $5,372 increase in Corporate and Other expenses. This was offset by an $8,984 decline in E-Cigarettes expenses.

Operating income. Operating income was $232,997 for the year ended December 31, 2016 compared to $199,920 for the same period last year, an increase of $28,569 (12.2%). Tobacco operating income increased by $23,393 and E-Cigarettes operating loss declined by $11,634. This was offset by a $1,086 decline in Real Estate operating income, primarily related to Douglas Elliman, and a $5,372 increase in Corporate and Other expenses.
Other expenses. Other expenses were $108,076 and $98,231 for the years ended December 31, 2016 and 2015, respectively. For the year ended December 31, 2016, other expenses primarily consisted of interest expense of $142,982, impairment of investment securities available for sale of $5,381 and equity in losses from long-term investments of $2,754. This was offset by income of $31,710 from changes in fair value of derivatives embedded within convertible debt, equity in earnings from real estate ventures of $5,200, other income of $3,224, and gain on sale of investment securities available for sale of $2,907. For the year ended December 31, 2015, other expenses primarily consisted of equity in losses from long-term investments of $2,681, impairment of investment securities available for sale of $12,846 and interest expense of $120,691. This was offset by income of $24,455 from changes in fair value of derivatives embedded within convertible debt, gain on sale of investment securities available for sale of $11,138, equity in earnings from real estate ventures of $2,001 and interest and other income of $393.
The value of the embedded derivatives is contingent on changes in interest rates of debt instruments maturing over the duration of the convertible debt, our stock price as well as projections of future cash and stock dividends over the term of the debt. The interest rate component of the value of the embedded derivative is computed by calculating an equivalent non-convertible, unsecured and subordinated borrowing cost. This rate is determined by calculating the implied rate on our 7.5% Convertible Notes and our 5.5% Convertible Notes when removing the embedded option value within the convertible security. This rate is based upon market observable inputs and influenced by our stock price, convertible bond trading price, risk-free interest rates and stock volatility. We recognized benefits from reductions in the value of embedded derivatives of $31,710 and $24,455 for the years ended December 31, 2016 and 2015, respectively.
Income before income taxes. Income before income taxes was $126,429 and $107,705 for the years ended December 31, 2016 and 2015, respectively. The increase is attributable to the items discussed above.
Income tax expense. The income tax expense was $49,163 for the year ended December 31, 2016 compared to $41,233 for the year ended December 31, 2015. Our income tax rates for the years ended December 31, 2016 and 2015 do not bear a customary relationship to statutory income tax rates as a result of the impact of nondeductible expenses as well as state income taxes, interest and penalties accrued on unrecognized tax benefits offset by the impact of the domestic production activities deduction.
Tobacco.
Tobacco revenues. Liggett increased the list price of PYRAMID, LIGGETT SELECT, EVE and GRAND PRIX by $0.70 per carton in each of May 2015, November 2015 and May 2016, and by $0.80 per carton in November 2016. Liggett increased the list price of EAGLE 20’s by $1.00 per carton in each of December 2015 and December 2016.
All of our Tobacco sales were in the discount category in 2016 and 2015. For the year ended December 31, 2016, Tobacco revenues were $1,011,620 compared to $1,017,761 for the year ended December 31, 2015. Revenues for 2016 declined by $6,141 (0.6%) due to a 2.6% decline in sales volume of $38,973 (227.1 million units), offset by a favorable price variance of $32,832.
Tobacco cost of sales. Our Tobacco cost of sales declined from $697,900 for the year ended December 31, 2015 to $672,431 for the year ended December 31, 2016. The major components of our Tobacco cost of sales are as follows:

	Year Ended December 31,
	2016		2015

Manufacturing overhead, raw materials and labor	$116,713		$124,814
Federal excise taxes	425,980		439,647
Tobacco quota buyout expense	—		664	(1)
FDA expense	19,252		18,856
MSA expense, net of market share exemption	110,486	(2)	113,919	(3)
Total cost of sales	$672,431		$697,900

(1) The quarterly assessments due under the Fair and Equitable Tobacco Reform Act (shown as “Tobacco quota buyout expense” above) expired at the end of 2014. The $664 for the year ended December 31, 2015 represents a final assessment for the fourth quarter of 2014 that was received in 2015.
(2) Includes $247 increase in expense from MSA Settlement.

(3) Includes $4,364 reduction in expense from MSA Settlement.

Tobacco gross profit was $339,189 for the year ended December 31, 2016 compared to $319,861 for the year ended December 31, 2015. The $19,328 (6.0%) increase was due to higher margins generated from price increases in 2016, primarily on the PYRAMID brand, and lower manufacturing and MSA unit costs. As a percentage of revenues (excluding Federal Excise Taxes), Tobacco gross profit was 57.9% in the 2016 period and 55.3% in the 2015 period.
Tobacco expenses. Tobacco operating, selling, general and administrative expenses were $81,624 for the year ended December 31, 2016 compared to $78,401 for the year ended December 31, 2015. The $3,223 increase in expenses primarily related to the adoption of ASU 2017-07 that recast certain pensions costs from operating, selling, general and administrative expenses to Other, net. This was offset by savings from the October 2015 restructuring in 2016 due to the absence of $7,216 of restructuring expense. Tobacco product liability legal expenses, including settlements and judgments, were $26,611 and $26,987 for the years ended December 31, 2016 and 2015, respectively.
Tobacco operating income. Tobacco operating income was $237,524 for the year ended December 31, 2016 compared to $214,131 for the year ended December 31, 2015. The Tobacco operating income increase of $23,393 was primarily due to the higher margins and lower operating expenses discussed above.

E-Cigarettes.
E-Cigarettes revenues. E-Cigarettes revenues were negative $776 for the year ended December 31, 2016 compared to negative revenues of $1,970 for the year ended December 31, 2015. These negative revenues were associated with an adjustment to the allowance for customer sales returns.
E-Cigarettes cost of sales. Cost of sales associated with our E-Cigarettes segment were $84 for the year ended December 31, 2016 compared to $1,540 for the year ended December 31, 2015. Cost of sales declined by $1,456 due to lower sales volumes.
E-Cigarettes expenses. E-Cigarettes operating, selling, general and administrative expenses were $543 and $9,527 for the years ended December 31, 2016 and 2015, respectively. The decline was due to lower advertising and marketing expenses. Operating losses from E-Cigarettes were $1,403 and $13,037 for the years ended December 31, 2016 and 2015, respectively.

Real Estate.
Real Estate revenues. Real Estate revenues were $680,105 and $641,406 for the years ended ended December 31, 2016 and 2015, respectively. Real Estate revenues increased by $38,699 (6.0%), primarily related to an increase of $39,114 in commission and other brokerage income, which was primarily due to an increase in Douglas Elliman’s existing home sales.

Real Estate revenues and cost of sales were as follows:

	Year Ended December 31,
	2016	2015
Real Estate Revenues:
Commission and other brokerage income	$641,051	$601,937
Property management income	29,883	28,522
Title fees	4,324	4,616
Real estate held for sale	—	1,166
Sales on facilities primarily from Escena	4,844	5,165
Other	3	—
Total Real Estate revenues	$680,105	$641,406

Real Estate Cost of Sales:
Real estate agent commissions	$420,317	$405,678
Cost of sales on facilities primarily from Escena	3,833	3,866
Title fees	679	743
Total Real Estate cost of sales	$424,829	$410,287
Brokerage cost of sales. Douglas Elliman commission cost of sales increased by $14,639 due to increased sales volume.
Real Estate expenses. Real Estate operating, selling, general and administrative expenses were $232,275 and $207,032 for the years ended December 31, 2016 and 2015, respectively. The increase of $25,243 was primarily due to increased expenses at Douglas Elliman from Douglas Elliman’s development marketing division and continued expansion into new markets as well as incremental professional fees in 2016 associated with the costs of being a subsidiary of a public company.
Real Estate operating income. The Real Estate segment had operating income of $23,001 and $24,087 for the years ended December 31, 2016 and 2015, respectively. The decline in operating income of $1,086 was primarily related to an increase in Douglas Elliman operating, selling, general and administrative expenses, offset by higher gross profit at Douglas Elliman.
Corporate and other.
Corporate and other loss. The operating loss at the corporate segment was $24,617 for the year ended December 31, 2016 compared to $19,245 for the same period in 2015. The increase of $5,372 was primarily due to increased stock-based compensation expense, executive pension expense and increased professional fees for the year ended December 31, 2016.